                                                                    EXHIBIT 12.1

BWAY CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                         FISCAL YEAR ENDED
                                                                    ------------------------------------------------------------
                                                                       1998        1999         2000         2001         2002
                                                                    ---------   ---------    ---------    ---------    ---------
                                                                                         (DOLLARS IN THOUSANDS)
SELECTED HISTORICAL DATA:

EARNINGS WERE CALCULATED AS FOLLOWS:
Income (loss) before income taxes, extraordinary item and
 cumulative effect of change in accounting
                                                                        5,469      10,917       (3,252)     (22,223)      21,812
Add: Fixed charges                                                     14,154      16,233       18,724       17,092       14,909
                                                                    ---------   ---------    ---------    ---------    ---------
Earnings                                                               19,623      27,150       15,472       (5,131)      36,721
                                                                    =========   =========    =========    =========    =========

FIXED CHARGES WERE CALCULATED AS FOLLOWS:
Interest expense(a)
                                                                       13,021      14,733       16,657       15,325       13,109
Portion of rentals attributable to interest(b)                          1,133       1,500        2,067        1,767        1,800
                                                                    ---------   ---------    ---------    ---------    ---------
Fixed charges                                                          14,154      16,233       18,724       17,092       14,909
                                                                    =========   =========    =========    =========    =========
RATIO OF EARNINGS TO FIXED CHARGES                                       1.39        1.67         0.83            -         2.46
                                                                    =========   =========    =========    =========    =========

                                                                      THREE MONTHS ENDED
                                                                    ---------------------
                                                                     DECEMBER    DECEMBER
                                                                     30, 2001    29, 2002
                                                                    ---------    --------
SELECTED HISTORICAL DATA:

EARNINGS WERE CALCULATED AS FOLLOWS:
Income (loss) before income taxes, extraordinary item and
  cumulative effect of change in accounting                             1,777       4,666
Add: Fixed charges                                                      3,717       3,401
                                                                    ---------   ---------
Earnings                                                                5,494       8,067
                                                                    =========   =========

FIXED CHARGES WERE CALCULATED AS FOLLOWS:
Interest expense(a)                                                     3,267       2,982
Portion of rentals attributable to interest(b)                            450         419
                                                                    ---------   ---------
Fixed charges                                                           3,717       3,401
                                                                    =========   =========
RATIO OF EARNINGS TO FIXED CHARGES                                       1.48        2.37
                                                                    =========   =========

                                                                          PRO FORMA
                                                                   ----------------------
                                                                                  THREE
                                                                                 MONTHS
                                                                                  ENDED
                                                                   YEAR ENDED   DECEMBER
                                                                       2002      29,2002
                                                                   ----------   ---------
                                                                   (DOLLARS IN THOUSANDS)
EARNINGS WERE CALCULATED AS FOLLOWS:
Income (loss) before income taxes, extraordinary item and
 cumulative effect of change in accounting                               (930)     (1,287)

Add: Fixed charges                                                     26,770       6,634
                                                                   ----------   ---------
Earnings                                                               25,840       5,347
                                                                   ==========   =========
FIXED CHARGES WERE CALCULATED AS FOLLOWS:
Interest expense(a)                                                    24,970       6,215

Portion of rentals attributable to interest(b)                          1,800         419
                                                                   ----------   ---------
Fixed charges                                                          26,770       6,634
                                                                   ==========   =========
RATIO OF EARNINGS TO FIXED CHARGES                                       0.97        0.81
                                                                   ==========   =========

(a)  Interest expense includes amortization of deferred financing costs.

(b) The portion of rentals attributable to interest is deemed to be one-third of operating lease rental expense for the period.